Free Writing Prospectus
                                                      Filed Pursuant to Rule 433
                                                            Dated April 18, 2012
                                           Registration Statement No. 333-173202



*PRICED*  $1.5bln Honda Auto Receivables Owner Trust (HAROT) 2012-2
JOINT BOOKRUNNERS:  Credit Suisse (str), BNP             SEC Registered

CO-MANAGERS: DB, GS, HSBC, RBS, SG
CLS   $AMT-mm  WAL    S&P/F    L.FINAL   BNCH SPRD   YLD%    CPN     $PRICE
==============================================================================
A-1   433.000  0.33  A-1+/F1+  05/15/13  IntL -26  0.30112   same    100-0
A-2   492.000  1.12   AAA/AAA  11/17/14  EDSF + 6    0.561   .56     99.99962
A-3   421.000  2.20   AAA/AAA  02/16/16  IntS +12    0.709   .70     99.98264
A-4   154.000  3.11   AAA/AAA  05/15/18  IntS +21    0.918   .91     99.98088
==============================================================================
* Expected Settle  : 04/25/12         * ERISA Eligible : Yes

* Expected Ratings : S&P and Fitch    * Pricing Speed  : 1.3% ABS to 10% Call

* First Pay Date   : 05/15/12         * Minimum Denoms : $1k by $1k

* Bill & Deliver : Credit Suisse      * Timing         : Priced
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THE  ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE
SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, CREDIT SUISSE WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING TOLL FREE 1-800-221-1037.